Exhibit 10.v

                        PURCHASE AND ASSUMPTION AGREEMENT

               This Agreement, dated as of September 13, 2000, is by and between First Bancorp, a corporation organized under the laws of the State of North Carolina ("Buyer"), and First Union National Bank, a national banking association organized under the laws of the United States of America ("Seller").


                                    RECITALS


     WHEREAS, Seller desires to sell certain of its Branches, together with the Assets, the Deposits and the other Liabilities (each as hereinafter defined) set forth herein; and

     WHEREAS, Buyer desires to purchase the Branches, including the Assets, and to assume the Deposits and the other Liabilities set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto hereby agree as follows:

I.             DEFINITIONS

     1.1       Certain Defined Terms.
               ---------------------

                             Some of the  capitalized  terms  appearing  in this
Agreement are defined below. The definition of a term expressed in the singular also applies to that term as used in the plural and vice versa. The word "including" as used herein shall mean "including without limitation."

                             "Adjusted  Closing  Statement"  has the meaning set
forth in Section 3.2(b) of this Agreement.

                             "Affiliate"   means  a  Person  that   directly  or
indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a specified Person, except in those cases where the controlling Person exercises control solely in a fiduciary capacity.

                             "Amount of  Premium"  has the  meaning set forth in
Section 3.1 of this Agreement.

                             "Assets"  has the  meaning set forth in Section 2.1
of this Agreement.

                             "Benefit  Plan" means any pension,  profit-sharing,
or other employee benefit, fringe benefit, severance or welfare plan maintained by or with respect to which contributions are made by, Seller or any of its Affiliates with respect to Seller's Employees.

                             "Branches"   means  those  branch   offices  and/or
financial centers of Seller listed on Schedule 1.1(a), indicating whether such Branch is Owned Real Property or subject to a Real Property Lease.

                             "Business   Day"   means   any   Monday,   Tuesday,
Wednesday, Thursday or Friday on which Seller is open for business.

                             "Buyer  Material  Adverse  Effect"  means an event,
occurrence or circumstance which has a material adverse effect on Buyer's ability to timely perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement provided, that a Buyer Material Adverse Effect shall not include (i) events or conditions generally affecting the financial services industry or effects resulting from general economic conditions (including changes in interest rates), changes in accounting practices or changes to statutes, regulations or regulatory policies, that do not have a materially more adverse effect on Buyer than that experienced by similarly situated financial services companies, or
(ii) events, impacts or conditions caused by the public announcement of, and response or reaction of customers, vendors, licensors or employees of Buyer to, this Agreement or any of the transactions contemplated by this Agreement.

                     "Cash Reserve Lines of Credit" means those consumer lines of credit made available to customers of the Branches as a protection against overdrafts on the Deposit Accounts.

                             "Cash Reserve Loans" means those loans  outstanding
on the Closing Date pursuant to Cash Reserve Lines of Credit.

                             "Closing" means the purchase of the Assets by Buyer
and the assumption of the Liabilities by Buyer on the Closing Date.

                             "Closing Date" has the meaning set forth in Section
9.1 of this Agreement.

                             "Closing  Statement"  has the  meaning set forth in
Section 3.2(a) of this Agreement.

                             "Consumer   Loans"   means  the   consumer   direct
installment loans and certain other consumer lines of credit and loans relating to the Branches, as of the Closing Date. A listing of all such loans, as of July 31, 2000, is set forth on Schedule 1.1(b), and such schedule shall be updated by Seller in connection with the preparation of the Closing Statement and the Adjusted Closing Statement as set forth in Sections 3.1 and 3.2, respectively.

                             "Conversion  Fee"  has the  meaning  set  forth  in
Section 2.6 of this Agreement.

                             "Deposit  Accounts"  means the deposit  accounts at
the Branches, the balances of which are included in the Deposits or would be so included if the Deposit Account had a positive balance.

                     "Deposits"  means all  deposits  (as  defined  in 12 U.S.C.
Section 1813(l)) which are booked at each of the Branches on the Closing Date, including, without limitation, consumer and business and commercial (i) demand deposits, (ii) interest checking accounts,
(iii) money market accounts, (iv) savings deposits, (v) time deposits, (vi) jumbo time deposits, (vii) deposits held pursuant to Retirement Plans, and
(viii) deposits relating to debit cards and ATM cards, including in each case accrued but unpaid interest and both collected and uncollected funds, but excluding (v) deposits which secure VISA or mastercard loans; (w) brokered deposits, (x) deposits held in accounts for which Seller acts as fiduciary (other than deposits held by Retirement Plans); (y) deposits held pursuant to Seller's CAP asset management accounts; and (z) deposits constituting official checks, travelers checks, money orders or certified checks.

                    "Employees" means the employees of Seller employed at the Branches on the Closing Date, and listed on Schedule 8.1, as such schedule may be adjusted on the Closing Date.

                             "ERISA"  means  the  Employee   Retirement   Income
Security Act of 1974, as amended.

                             "ERISA   Affiliate"   means  any  entity   that  is
considered one employer with Seller under Section 4001 of ERISA or Section 414 of the Internal Revenue Code of 1986, as amended.

                             "Excluded  Loan" has the  meaning set forth in this
Section 1.1 in the definition of Loans.

                             "Federal  Funds Rate" means,  for any day, the rate
per annum (expressed on a basis of calculation of actual days in a year) equal to the "near closing bid" federal funds rate published in The Wall Street Journal on the Business Day following the Closing Date.

                             "Fixed   Assets"  means  all  fixtures   (including
signage poles), leasehold improvements, furnishings (excluding artwork owned by Seller), vaults, safe deposit boxes, equipment
(including, for example, all ATM machines, but excluding any proprietary software), communications equipment, supplies (other than forms and other supplies which bear Seller's name or logo), and other personal property, which are located at the Owned Real Property and the Leased Facilities on the Closing Date, and which are set forth on Schedule 1.1(c) (it being understood and agreed that fixed assets that are being leased by Seller shall not be included in the Fixed Assets).

                             "Governmental  Entity" means any  government or any
agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government having authority in the United States, whether federal, state or local.

                             "Hazardous  Material" means any substance presently
listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated, under any applicable state or federal law relating to the protection, preservation or restoration of the environment, including, but not limited to, the following federal environmental laws: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act, the Water Pollution Control Act of 1972, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act of 1976, the Solid Waste Disposal Act, the Toxic Substances Control Act and the Insecticide, Fungicide and Rodenticide Act, each as amended.


                             "Leased  Facilities"  means  all  Branches  and the
Other Leased Facilities (including, without limitation, any construction in progress) that are leased under the Real
Property Leases.

                             "Liabilities"  has the meaning set forth in Section
2.2 of this Agreement.

                             "Loan   Instruments"  means  the  loan  agreements,
promissory notes, mortgages, deeds of trust, security agreements, pledge agreements, guaranty agreements, insurance policies, financing statements, and any other such contract documents relating to the Loans.

                             "Loans" means the Consumer  Loans to be transferred
to Buyer on the Closing Date; provided, however, Loans shall not include (i) non-accrual loans (which term shall include loans in which the collateral securing the same has been repossessed or as to which collection efforts have been instituted or claim and delivery or foreclosure proceedings have been filed); (ii) loans 90 days or more past due as to principal or interest; or (iii) loans in connection with which the obligor has filed a petition for relief under the United States Bankruptcy Code, or otherwise has indicated an inability or refusal to pay the Loan as it becomes due, prior to the Closing (Loans that satisfy any of such conditions set forth in (i), (ii) or (iii) shall be referred to as "Excluded Loans").

                             "Mediator" means a firm of independent  accountants
of nationally recognized standing (other than a firm that has performed services for Seller or Buyer or any of their Affiliates during the past three years) mutually agreeable to Seller and Buyer.

                             "Other Leased Facilities" means the land (including
the improvements thereon) and any building or other improvements relating to real estate that are listed on Schedule
1.1(a).

                             "Overdrafts"  means  those  overdrafts  of the book
balance of any Deposit Accounts, which are not subject to Cash Reserve Lines of Credit.

                             "Owned Real Property" means (i) the land (including
the improvements thereon) on which are located any Branches that are listed as "Owned Real Property" on Schedule 1.1(a) and (ii) any building or other improvements located upon such owned real estate (including, without limitation, any construction in progress) that are owned by Seller pursuant to which a Branch is operated.

                             "Person" means an  association,  a corporation,  an
individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

                             "Real Property  Leases" means the lease  agreements
pursuant to which any Branches listed as leased real property in Schedule 1.1(a) or Other Leased Facilities are leased by Seller.

                             "Retirement  Plans"  means those  non-discretionary
individual retirement accounts and qualified retirement plan accounts relating to the Deposits for which Seller acts as custodian or trustee.

                   "Seller Material Adverse Effect" shall mean an event, occurrence or circumstance which has a material adverse effect on the Assets, taken as a whole, or Seller's ability to timely perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement; provided, that a Seller Material Adverse Effect shall not include (i) events or conditions generally affecting the financial services industry or effects resulting from general economic conditions (including changes in interest rates), changes in accounting practices or changes to statutes, regulations or regulatory policies, that do not have a materially more adverse effect on Seller than that experienced by similarly situated financial services companies, or
(ii) events, impacts or conditions caused by the public announcement of, and response or reaction of customers, vendors, licensors or employees of Seller to, this Agreement or any of the transactions contemplated by this Agreement.

                             "Welfare  Benefit  Plans" means those Benefit Plans
which are "welfare benefit plans" as defined by ERISA.

                             "Working  Agreement"  has the  meaning set forth in
Section 2.7 of the Agreement.

II.            PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES

               2.1           Purchase of Assets.
                             ------------------

          Subject  to the  terms and  conditions  of this  Agreement,  including
Section 6.5 and 7.3, Seller agrees to sell, assign and transfer possession of and all right, title and interest of the Seller in and to the following assets to Buyer (the "Assets") and Buyer agrees to purchase the same from Seller, as of the close of business on the Closing Date:

(a)            the Owned Real Property;

                              (b)  Seller's   rights  under  the  Real  Property
               Leases;

                              (c) the Fixed Assets;

                              (d) the Loans,  including the  collateral  for the
               Loans, and the Loan Instruments;

                              (e) cash on hand in the Branches;

                              (f) the Cash Reserve Loans;

                              (g) the Overdrafts; and

                              (h) Seller's  rights under the Cash Reserve  Lines
               of Credit and any safe deposit box rental agreements relating to safe deposit boxes located at the Branches.

               2.2           Assumption of Liabilities.
                             -------------------------

                             Subject  to  the  terms  and   conditions  of  this
Agreement, including Section 6.5 and Section 7.3, Buyer agrees to assume, pay, perform and discharge the following liabilities of Seller (the "Liabilities") as of the close of business on the Closing Date:

                              (a) the  Deposits  and all  terms  and  agreements
               relating to the Deposit Accounts;

                              (b) Seller's duties and responsibilities  relating
               to the Deposits with respect to: (i) the abandoned property laws of any state, (ii) any legal process which is served on Seller on or before the Closing Date with respect to claims against or for the Deposits that is not over and above the amount of the Deposits; or (iii) any other applicable law;

                              (c) Seller's duties and responsibilities with respect to the Real Property Leases;

                              (d) Seller's duties and responsibilities with respect to the Loans, including the collateral for the Loans, and the Loan Instruments;

                              (e) Seller's duties and responsibilities with respect to the Cash Reserve Lines of Credit;

                              (f) Seller's duties and responsibilities with respect to the Cash Reserve Loans;

                              (g) Seller's duties and responsibilities with respect to the Overdrafts;

                              (h) Seller's duties and responsibilities with respect to the safe deposit boxes located at the Branches; and

                              (i) Seller's duties and responsibilities with respect to the Retirement Plans.

                             Buyer  shall not  assume any other  liabilities  of
Seller which relate to or arise out of the operation of the Branches before the Closing Date or relate to or arise out of any item excluded pursuant to Section 6.5 or 7.3.

               2.3           Transfer and Availability of Books and Records.
                             ----------------------------------------------

                    On the Closing Date, or as soon thereafter as is practicable, Seller will transfer and deliver to Buyer such books and records relating to the Assets and the Liabilities (other than such books and records relating to the Loans, which are provided pursuant to the Loan Instruments) as exist and are in the possession or control of Seller (except that, subject to the same exceptions set forth in the next to last sentence of this Section 2.3, Seller shall be permitted to retain such books and records that contain information primarily relating to other assets and liabilities not constituting Assets and Liabilities; provided that in any such case Seller shall provide to Buyer such portions or copies of such books and records as are reasonably necessary to service the Deposits and the Loans on an ongoing basis). All books and records relating to the Assets and the Liabilities held by Seller or Buyer after the Closing Date shall be maintained in accordance with (and for the period provided in) that party's standard recordkeeping policies and procedures. Throughout such period, the party holding such books and records shall comply with the reasonable request of the other party to provide copies of specified documents, at the expense of the requesting party; provided, however, the parties shall not be required to provide access to, or copies of, any documents or information to the other party to the extent that such access or copies would violate or prejudice the legal rights of any customer or employee or attorney-client privilege or would be contrary to law, rule, regulation or any legal or regulatory order or process. The requesting party shall give reasonable notice of any such request.

               2.4           Tax Matters.
                             -----------

                             (a) Notwithstanding Section 2.5, Buyer shall pay to
               Seller or the relevant taxing jurisdiction (as appropriate under the circumstances), or reimburse Seller if Seller shall have paid, any sales and use taxes and any interest and penalties thereon which are payable or arise as a result of this Agreement or the consummation of any of the transactions contemplated by this Agreement.

                             (b) Notwithstanding Section 2.5, Seller shall pay to Buyer or the relevant taxing jurisdiction (as appropriate under the circumstances), or reimburse Buyer if Buyer shall have paid, one half of all real property transfer, recording and similar documentary taxes arising out of the transfer of the Owned Real Property, the Leased Facilities, the Real Property Leases, the Loans and the Fixed Assets.

               2.5           Proration of Certain Expenses.
                             -----------------------------

                             Subject  to the  provisions  of  Section  2.4,  all
rentals, real estate taxes, personal property taxes (tangible or intangible), and ongoing and periodic expenses arising from the utility, water and sewer charges and assessments, as well as semiannual assessments paid to the Bank Insurance Fund or the Savings Association Insurance Fund with respect to the Deposits, shall be prorated between Buyer and Seller as of the close of business on the Closing Date.

               2.6           Back Office Conversion and Expenses.
                             -----------------------------------

                             Seller and Buyer  shall  cooperate  with each other
and shall use their reasonable best efforts (consistent with their internal day-to-day operations) in order to cause the timely transfer of information concerning the Assets and the Liabilities which is maintained on Seller's data processing systems so that Buyer can incorporate such information into Buyer's data processing systems no later than the opening of business on the Business Day following the Closing Date. Buyer hereby agrees to pay Seller a nonrefundable conversion fee in the amount of $150,000 for the Assets and Liabilities to be acquired and assumed hereunder in consideration of Seller's expenses relating to the Conversion (the "Conversion Fee"). The Conversion Fee shall be payable, by wire transfer of immediately available funds, by the close of business on the Friday following the fourteenth calendar day after the Closing Date; provided, however, if such Friday is not a Business Day, then such payment shall be due on the next Business Day. Buyer also agrees to pay a per item fee of $1.00 for each ACH or paper item after ninety (90) days. In addition to the foregoing, Buyer hereby agrees to pay all fees and expenses relating to the assignment of the Loans from Seller to Buyer.

               2.7           Processing of Certain Items Pre and Post Closing.
                             ------------------------------------------------

                    A draft of the written practices and procedures under which Buyer and Seller shall, among other things, complete the conversion of the Branches and handle certain post closing matters, including, without limitation, all items (including, for example, automated clearing house and electronic funds transfer items) relating to the Assets and the Liabilities, which are presented or returned following the Closing Date, and any claims relating to such items, is attached to this Agreement as Exhibit A (the "Working Agreement"). As promptly as practicable following the execution of this Agreement, the parties agree to finalize the Working Agreement, which shall be substantially in the form of Exhibit A. Notwithstanding the foregoing, it is understood and agreed that the post-Closing exchange of ACH and paper items (checks and deposits) between Seller and Buyer shall continue for a period of 90 days after the Closing Date, and any items submitted to Seller following the expiration of such 90 day period shall be returned by Seller.

               2.8           Information Returns.
                             -------------------

                             Unless  otherwise  agreed  by Buyer  and  Seller in
writing, (i) Seller will report to the applicable tax authorities and customers of the Branches all reportable payments made or received in connection with the Branches (including without limitation amounts reportable on Internal Revenue Service Form 1099) from January 1 of the year of the Closing Date through and including the Closing Date and, in connection with any such payments, shall withhold and pay over to the applicable tax authorities any amounts required to be so withheld and paid over and (ii) Buyer will report to the applicable tax authorities and customers of the Branches all reportable payments made or received in connection with the Branches (including without limitation amounts reportable on Internal Revenue Service Form 1099) from the day after the Closing Date through and including December 31 of the year of the Closing Date and, in connection with any such payments, shall withhold and pay over to the applicable tax authorities any amounts required to be so withheld and paid over. For purposes of the foregoing, the term reportable payments as used in this Section
2.8 shall include, but shall not be limited to, interest paid on the Deposits, interest received on the Loans and the Cash Reserve Loans, and any other information returns required with respect to the Assets and the Liabilities.

III. CONSIDERATION

               3.1           Calculation.
                             -----------

                             In  consideration of Buyer's purchase of the Assets
and its assumption of the Liabilities, Seller agree to pay to Buyer an amount equal to the Deposits, plus accrued interest thereon, less the sum of the following (the "Purchase Price"), in each case calculated as of the close of business on the Closing Date:

                              (a) the net book  value of the Fixed  Assets as of
               the Closing Date;

                              (b) the Fair Market Value of the Owned Real Property as determined in accordance with Section 3.3 of this Agreement;

                              (c) the principal amount of the Loans and the Cash
               Reserve Loans, plus accrued interest thereon;

                              (d) the amount of cash on hand at the Branches;

                              (e) the principal amount of the Overdrafts;

                              (f) the net amount (which may be a negative amount) of taxes payable by Buyer and Seller under Section 2.4 (i.e., the amount payable by Buyer less the amount payable by Seller);

                              (g) the net amount (which may be a negative amount) of any adjustments under Section 2.5 (i.e., the amount payable by Buyer less the amount payable by Seller); and

                             (h) an amount  equal to 14.35  percent of the daily
               Deposit average for the calendar month preceding the month during which the Closing Date occurs; provided, however, that in calculating the average pursuant to this Section 3.1(h), there shall be excluded from the Deposits the aggregate amount by which the time deposits greater than $100,000 exceed $15,000,000 (it being understood and agreed that such $15,000,000 shall be reduced by the amount of any time deposits greater than $100,000 at a Branch that is excluded pursuant to Section 6.5 or 7.3) (the "Amount of Premium").

               3.2           Settlement.
                             ----------

                             (a) Not  later  than  the  Saturday  following  the
               Closing Date, Seller shall deliver to Buyer the closing statement prepared in accordance with Seller's customary practices and procedures used in preparing financial statements and in accordance with the terms of this Agreement, substantially in the form of Exhibit B to this Agreement (the "Closing Statement"), which shall be completed as of the close of business on the Closing Date and be the basis of the payment to be made to Buyer's account on the Monday following the Closing Date (the "Settlement Payment").

                             (b) The parties shall  cooperate in the preparation
               of the adjusted closing statement within 30 days after the Closing Date which shall be prepared in accordance with Seller's customary practices and procedures used in preparing financial statements and in accordance with the terms of this Agreement, substantially in the form of Exhibit C to this Agreement (the "Adjusted Closing Statement"), which shall be completed as of the close of business on the Closing Date. On the Business Day after Buyer and Seller agree to the Adjusted Closing Statement, or Buyer and Seller receive notice of any determination of the Adjusted Closing Statement under subsection (c) below, Seller shall pay to Buyer (or Buyer shall pay to Seller, as the case may be) an amount (the "Adjustment Payment") equal to the amount due stated on the Adjusted Closing Statement, plus interest from the day after the Closing Date until the calendar day before the Adjustment Payment is made at a rate per annum (calculated daily based on a 360-day year) equal to the Federal Funds Rate.

                             (c) If the  parties  are  unable  to  agree  on the
               Adjusted Closing Statement within 30 days after the Closing Date, either party may submit the matter to the Mediator, which shall determine all disputed portions of the Adjusted Closing Statement in accordance with the terms and conditions of this Agreement within 30 days after the submission. The parties shall each pay half of the fees and expenses of the Mediator, except that the Mediator may assess the full amount of its fees and expenses against either party if it determines that party negotiated the Adjusted Closing Statement in bad faith. The Adjusted Closing Statement, as agreed upon by the parties and/or determined under this subsection, shall be final and binding upon the parties.

                             (d) The Settlement Payment and the Adjustment Payment shall each be made by wire transfer of immediately available funds to the account of the party receiving the payment, which account shall be identified by the party receiving the funds to the other party not less than two Business Days prior to such payment.

               3.3           Fair Market Value.
                             -----------------

                             The fair  market  value of the Owned Real  Property
for purposes of Section 3.1(b) (the "Fair Market Value") shall be determined in accordance with this Section 3.3 no later than sixty (60) days after the date hereof. After the date hereof, the parties shall work together and cooperate in good faith in an effort to reach agreement as to the Fair Market Value of each of the Owned Real Property. If the parties are unable to reach such agreement as to each of the Owned Real Property within 10 days after the date hereof, then the Fair Market Value of all of the Owned Real Property shall be determined by an appraisal of the fair market value of such Owned Real Property for its current use prepared in accordance with customary practices and procedures by an M.A.I. appraiser selected by agreement between Seller and Buyer; provided, however, that in the event the parties cannot agree on the selection of an appraiser within five (5) days, then such appraiser shall be selected as follows: Seller and Buyer shall each select an appraiser within five (5) days and the two selected appraisers shall select a third appraiser, who shall be the appraiser who shall conduct the appraisal of the Fair Market Value. If either party does not select an appraiser within five
(5) days, then the appraiser chosen by the other party shall be solely responsible for determining the Fair Market Value, and if the two initial appraisers shall fail to agree on the third appraiser within five (5) days, then the parties shall request that the Mediator select such appraiser, failing which the parties shall request that a court of competent jurisdiction in North Carolina shall select the appraiser. Notwithstanding the foregoing, the ultimate selection of an appraiser shall be completed within twenty (20) days after the date hereof. For all purposes hereunder, the Fair Market Value shall be the amount of cash which the appraiser or appraisers determine would be realized by Seller if Seller sold the Owned Real Property, as a willing seller, to a willing buyer on the Closing Date, in vacant condition to be used solely for their current uses, subject to all liabilities, liens and other encumbrances to which the Owned Real Property is subject. The costs of any such appraisals shall be paid by Buyer.

               3.4           Overdraft Repurchases.
                             ---------------------

                    Subject to the provisions set forth in this Section 3.4, Seller agrees to repurchase from Buyer, on demand, Overdrafts which have remained Overdrafts for 30 calendar days following the Closing Date. Such repurchase shall occur within five Business Days following the 30-day period. The amount of such repurchase shall be equal to the lesser of the balance of the

Overdraft as of the Closing Date or the lowest balance of the Overdraft during such 30-day period. Notwithstanding Seller's obligation to repurchase Overdrafts, Buyer shall use its reasonable best efforts to collect such Overdrafts prior to the expiration of such 30-day period; provided, however, that Buyer's reasonable best efforts to collect Overdrafts shall not require that it initiate or pursue any legal action against any person. It is understood that Seller shall have no obligation to repurchase Overdrafts with respect to a Deposit Account except to the extent that the repurchase amount for such Overdraft with respect to such Deposit Account exceeds $10,000.







IV.            SELLER'S REPRESENTATIONS AND WARRANTIES

     Seller makes the following representations and warranties to Buyer.


               4.1           Organization, Power and Authority.
                             ---------------------------------

                             (a) Seller is a national  banking  association duly
               organized under the laws of the United States, validly existing and in good standing. Seller has the corporate power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action by Seller. Upon execution and delivery by the parties, this Agreement will constitute a valid and binding obligation of Seller, enforceable in accordance with its terms, subject to conservatorship, receivership, and a court's right under general principles of equity to refuse to direct specific performance.

                             (b) The  performance  of this  Agreement  by Seller
               will not violate any provision of the Articles of Association or charter or Bylaws of Seller, or any applicable law, rule, regulation, or order or any contract or instrument by which Seller is bound, except for such violations which alone, or taken in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect.

               4.2           Litigation and Regulatory Proceedings.
                             -------------------------------------

                             There are no actions, complaints,  petitions, suits
or other proceedings, or any decree, injunction, judgment, order or ruling, entered, promulgated or pending or (to
Seller's knowledge) threatened against Seller or any of the Assets or the Liabilities, which alone, or taken in the aggregate, reasonably would be expected to have a Seller Material Adverse Effect. No governmental agency has notified Seller that it would oppose or not approve or consent to the transactions contemplated by this Agreement and Seller knows of no reason for any such opposition, disapproval or nonconsent.

               4.3           Consents and Approvals.
                             ----------------------

        Except for required regulatory approvals and third party consents set forth on Schedule 4.3, no consents, approvals, filings or registrations with any third party or any public body, agency or authority are required in connection with Seller's consummation of the transactions contemplated by this Agreement, other than any consents as may be required as a result of any facts or circumstances relating solely to Buyer.


               4.4           Owned Real Property.
                             -------------------

                             (a) Seller will convey good and  marketable  title,
               such as is insurable by any reputable title insurance company, to the Owned Real Property, free and clear of all encumbrances, except for easements, restrictions, and other encumbrances of record or visible from the ground, applicable zoning laws, building restrictions and all other laws of duly constituted public authorities, grants of public rights of way, standard exceptions in the title insurance policy, the rights of any tenants or landlords pursuant to any ground leases relating to the Owned Real Property, none of which shall interfere with Buyer's ability to operate a bank branch on such Owned Real Property as currently operated by Seller, and liens for taxes and assessments not delinquent. Seller shall maintain in effect from the date of this Agreement until the Closing Date, all property, liability, fire and casualty insurance in effect as of the date hereof with regard to the Owned Real Property, including the structures, leasehold improvements and Fixed Assets relating to the Branches.

                             (b) To the  knowledge  of  Seller,  Seller  has not
               received any written notice of violation, citations, summonses, subpoenas, compliance orders, directives, suits, other legal process, or other written notice of potential liability under applicable environmental, zoning, building, fire and other applicable laws and regulations relating to the Owned Real Property.

                              (c) To the  knowledge  of  Seller,  Seller has not
               received any written notice of a condemnation proceeding relating to the Branches.


               4.5           Fixed Assets.
                             ------------

                             Seller has good and  marketable  title to the Fixed
Assets, free and clear of all encumbrances, claims, charges, security interests, or liens, except for those, if any, which do not materially detract from the value of or interfere with the use of the Fixed Assets. Other than any proprietary software and the property that would constitute Fixed Assets but for the fact that such property has been leased by third parties to Seller (which software and property are excluded from Fixed Assets), the Fixed Assets to be transferred to Buyer hereunder represent all of the fixed assets used by Seller at the Branches to operate the business of the Branches on the date hereof.

               4.6           Ownership of Cash Reserve Loans.
                             -------------------------------

                             Seller  has full power and  authority  to hold each
Cash Reserve Loan, and has good title to the Cash Reserve Loans free and clear of all liens and encumbrances. Seller is authorized to sell and assign the Cash Reserve Loans to Buyer and, upon such assignment, Buyer will have the rights of Seller with respect to the Cash Reserve Loans in accordance with the terms and conditions thereof.

               4.7          Loans.
                            -----

                    (a) Seller has full power and  authority  to hold each Loan, and has good and marketable title to the Loans free and clear of all liens and encumbrances. Seller is authorized to sell and assign the Loans to Buyer and, upon assignment, Buyer will have the rights of Seller with respect to the Loans in accordance with the terms and conditions thereof.

                    (b) Each Loan was  originated  in conformity in all material respects with applicable laws and regulations; and its principal balance as shown on Seller's books and records is true and correct as of the last day shown thereon. None of the Loans set forth on Schedule 1.1(b) is an Excluded Loan. Seller has complied in all material respects with all of their obligations under the Loan Instruments.

                    (c) Other than the representations and warranties in Section
               4.7(a) and (b), all Loans and Loan Instruments transferred to Buyer on the Closing Date pursuant to Section 2.1(d) shall be transferred on an "AS IS" basis and without recourse to Seller and without any representations or warranties as to the collectibility of any such Loan or the creditworthiness of any such obligor.

               4.8         Validity of and Compliance with Real Property Leases.
                           ----------------------------------------------------

                             The Real  Property  Leases  are valid and  existing
leases under which Seller, as lessee, is entitled to possession of the leased premises and use thereof as a bank branch.
To Seller's knowledge, no event has occurred and is continuing, which constitutes a default under any of the Real Property Leases. The assignment of such leases will transfer to Buyer all of Seller's rights under the Real Property Leases.

               4.9          Compliance with Certain Laws.
                            ----------------------------

                             The Deposit  Accounts and the Cash Reserve Lines of
Credit were opened, extended or made, and have been maintained, in accordance with all applicable federal and state laws, regulations, rules and orders, and the Branches have been operated in compliance with Seller's policies and procedures and all applicable federal and state laws, regulations, rules and orders, except for such instances of noncompliance which do not have, and are not reasonably likely to have, a Seller Material Adverse Effect.

               4.10          FDIC Insurance.
                             --------------

                             The  Deposits  are insured by the  Federal  Deposit
Insurance Corporation through the Bank Insurance Fund to the extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Seller.

V.             BUYER'S REPRESENTATIONS AND WARRANTIES

     Buyer makes the following representations and warranties to Seller.

               5.1           Organization, Power and Authority.
                             ---------------------------------

                             (a) Buyer is a corporation duly organized under the
               laws of the State of North Carolina, validly existing and in good standing. Buyer has the corporate power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action by Buyer. Upon execution and delivery by both parties, this Agreement will constitute a valid and binding obligation of Buyer, enforceable in accordance with its terms subject to conservatorship, receivership, and a court's right under general principles of equity to refuse to direct specific performance.

                             (b) The performance of this Agreement by Buyer will
               not violate any provision of the Articles of Association, charter, Bylaws or similar governing documents of Buyer, or any applicable law, rule, regulation, or order or any contract or instrument by which Buyer is bound except for such violations which alone, or taken in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect.

               5.2           Litigation and Regulatory Proceedings.
                             -------------------------------------

                             There are no actions, complaints,  petitions, suits
or other proceedings, or any decree, injunction, judgment, order or ruling, entered, promulgated or pending or (to
Buyer's knowledge) threatened against Buyer or any of its properties or assets which alone, or taken in the aggregate, reasonably would be expected to have a Buyer Material Adverse Effect. No governmental agency has notified Buyer that it would oppose or not approve or consent to the transactions contemplated by this Agreement, and Buyer knows of no reason for any such opposition, disapproval or nonconsent.

               5.3           Consents and Approvals.
                             ----------------------

        Except for required regulatory approvals set forth on Schedule 5.3, no consents, approvals, filings or registrations with any third party or any public body, agency or authority are required in connection with Buyer's consummation of the transactions contemplated by this Agreement other than what may be required as a result of any facts or circumstances relating solely to Seller.

               5.4           Regulatory Capital and Condition.
                             --------------------------------

                    Buyer is in compliance with all capital standards as of the date hereof, and has no reason to believe that it will be unable to obtain the required regulatory approvals for the transactions contemplated by this Agreement solely as a result of its current level of regulatory capital (subject to the completion of the Buyer's pending merger with First Savings Bancorp, Inc., which Buyer expects to occur on or before September 30, 2000, and Buyer has no reason to believe that such merger will not occur by such date). As of the date of this Agreement, there is no pending or threatened legal or governmental proceedings against Buyer or any Affiliate that would affect Buyer's ability to obtain the required regulatory approvals or satisfy any of the other conditions required to be satisfied in order to consummate any of the transactions contemplated by this Agreement.

VI.            ADDITIONAL AGREEMENTS OF SELLER

               6.1           Access to Seller's Premises, Records and Personnel.
                             --------------------------------------------------

                             (a) Upon execution of this Agreement,  Seller shall
               give Buyer and its representatives such access to the Branches as Buyer may reasonably request, provided that Buyer does not unreasonably interfere with the business operations of the Branches. Seller shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the legal rights of any customer or employee or attorney-client privilege or would be contrary to law, rule, regulation or any legal or regulatory order or process or any fiduciary duty or binding agreement entered into prior to the date of this Agreement.

                             (b)  Anything  contained  in this  Agreement to the
               contrary notwithstanding, Seller shall not be required to disclose, or to cause the disclosure to Buyer or its representatives (or provide access to any offices, properties, books or records of Seller, that could result in the disclosure to such Persons or others), of any tax returns and/or any work papers relating thereto or any other confidential information relating to income or franchise taxes or other taxes of Seller, or trade secrets, patent or trademark applications, or product research and development belonging to or performed by or for

               Seller, nor shall Seller be required to permit or to cause others to permit Buyer or its representatives to copy or remove from the offices or properties of Seller any documents, drawings or other materials that might reveal any such confidential information; provided, however, Buyer shall have access to tax returns to the extent that liability for the taxes at issue could be imposed on Buyer.

                             (c) At  Buyer's  request  and  subject  to  Section
               11.11, Seller shall authorize and permit certain of its officers and members of management to engage in discussions with Buyer for the purposes of discussing the operations of the Branches and negotiating and concluding management employment contracts, employee benefit plans, and new incentive plans and Buyer shall maintain the confidentiality of any information furnished by such officers or members of management of Seller pursuant to such discussions with Buyer.

               6.2           Regulatory Approvals.
                             --------------------

                             Seller agrees to use its reasonable best efforts to
obtain promptly any regulatory approval on which its consummation of the transactions contemplated by this Agreement is conditioned. Seller also agrees to cooperate with Buyer in obtaining any regulatory approval which Buyer must obtain before the Closing. Seller shall notify Buyer promptly of any significant development with respect to any application it files under this Section. Seller also shall provide Buyer with a copy of any regulatory approval it receives under this Section, promptly after Seller's receipt of the same.

               6.3           Conduct of Business.
                             -------------------

                             Except  as  provided  in this  Agreement  or as may
otherwise be agreed upon by Buyer, Seller will continue to carry on its operations at the Branches until the Closing in the ordinary course of business, consistent with prudent business practices. Seller shall maintain the Owned Real Property and the Leased Facilities in their current condition, ordinary wear and tear excepted and shall not terminate the operation of any Branch, unless those operations cease due to events beyond Seller's control or as required by law. Without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, from the date of this Agreement until the Closing Date, Seller will not transfer any Employee at the Branches as of the date hereof to any of Seller's other branches, nor will Seller grant any increase in the salary or wages of any of its Employees at the Branches other than normal increases at times and in amounts consistent with Seller's past practices.

Seller will notify Buyer of any event of which Seller obtain knowledge which would make any of Seller's representations under Article IV of this Agreement false in any material respect.


               6.4           Covenant of Seller's Not to Solicit.
                             -----------------------------------

                    Seller hereby agrees that for a period of one (1) year from the Closing Date, Seller shall not specifically target and solicit customers of the Branches whose Deposits or Loans are being assumed or purchased by Buyer; provided, however, that nothing in this Section 6.4 shall (i) restrict general mass mailings, telemarketing calls, statement stuffers, advertisements or other similar communications whether in print, on radio, television, the Internet, or by other means that are directed to the general public or to a group of customers who may include customers of the Branches, provided that such group is defined by criteria other than primarily as customers of the Branches,(ii) otherwise prevent Seller from taking such actions as may be required to comply with applicable federal or state laws, rules or regulations or from servicing or communicating with the then-current customers of Seller, or (iii) restrict or prevent Seller or its Affiliates from soliciting or providing any deposit, lending, brokerage, capital markets, trust, investment advisory or any other financial services to any customer whose Deposits are assumed by, or whose Loan is assigned to, Buyer pursuant to this Agreement and who maintains other customer relationships with Seller or its Affiliates after the Closing Date which solicitations or provision arise from such other relationships, except that neither Seller nor any of its Affiliates may specifically target and solicit any deposit or lending business that has the purpose or effect of replacing in whole or in part any Deposit assumed by, or Loan assigned to, Buyer pursuant to this Agreement.

               6.5  Consents.

                    Seller agrees to use its reasonable best efforts to obtain from lessors and any other parties to any Real Property Leases any required consents to the assignment of such leases and agreements that will occur as a result of this Agreement or the transactions contemplated hereby. If any such required consent cannot be obtained, notwithstanding any other provision hereof, all Assets and Liabilities associated with any relevant Branch or other Owned Real Property or Leased Facility, other than any such lease or agreement as to which consent cannot be obtained, shall nevertheless be transferred to Buyer at the Closing and the parties shall negotiate in good faith and Seller shall use reasonable efforts to make alternative arrangements reasonably satisfactory to Buyer and Seller that provide Buyer, to the maximum extent reasonably possible, the benefits of such Branch or other Owned Real Property or Leased Facility in a manner that does not violate the underlying lease or agreement. Notwithstanding the foregoing or any other provision hereof, in the event that Seller is unable to obtain any required consent of the lessor or sub-lessor of any Owned Real Property or Leased Facility subject to a Real Property Lease for the assignment thereof to Buyer hereunder and Seller and Buyer are unable to reach a mutually satisfactory alternative arrangement pursuant to the immediately preceding sentence, then Buyer shall have the option, exercisable upon written notice to Seller, to terminate this Agreement with respect to the Branch for which any required consent cannot be obtained, in which event neither party shall have any further liability to the other under this Agreement with respect to such Branch, including the Fixed Assets, Loans and Deposits of such Branch and the Purchase Price shall be adjusted accordingly.

               6.6           Buyer's Right to Reject Loans.
                             -----------------------------

                   (a) During the period beginning on a date no later than 60 calendar days after the execution of this Agreement and ending on the fifth Business Day after such date (the "Review Period"), Seller shall afford to the officers and authorized representatives of Buyer, subject to Seller's normal security requirements, access to all necessary Loan Instruments relating to the Loans existing on the date hereof in order that Buyer may have full opportunity to make reasonable investigations of the Loans, the Loan Instruments and the Loan collateral. Notwithstanding the foregoing, Seller shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the legal rights of any customer or employee or attorney-client privilege or would be contrary to law, rule, regulation or any legal or regulatory order or process or any fiduciary duty or binding agreement entered into prior to the date of this Agreement.

                   (b) No later than three Business Days following the expiration of the Review Period, Buyer shall notify Seller in writing of the existence of any of the following defects relating to the Loans (any such Loan being called an "Identified Loan"):

                             (i) Loan  Instruments,  which are  material  to the
               enforceability of a Loan, have been lost or are missing;

                             (ii) a Loan is an Excluded Loan;

                             (iii) a Loan  was not  originated  or has not  been
               administered in compliance in all material respects with applicable laws or the Loan Instruments pertaining to such Loan are not legal, valid and binding or do not contain the true signature of an obligor; or

                             (iv) Seller's rights in any collateral are not perfected or enforceable, or the priority of such rights are not as reflected in the records.

                   (c) Following receipt of any such notice, and at any time prior to the date of notification to the customers of the assignment of the Loans pursuant to applicable law, Seller may in its sole discretion attempt to cure any such defect to Buyer's reasonable satisfaction. If Seller is unable or unwilling to cure such defect to Buyer's reasonable satisfaction, Buyer shall have the right to reject such Identified Loan in which case such Identified Loan will be excluded from this Agreement.

VII.  ADDITIONAL AGREEMENTS OF BUYER

               7.1           Regulatory Approvals.
                             --------------------

                             Buyer shall prepare and file,  with the  assistance
of Seller, as soon as practicable, but not later than ten (10) Business Days following the date of this Agreement, all applications, as required by law, to the appropriate federal and/or state regulatory authorities for approval to effect the transactions contemplated by this Agreement and shall use its good faith efforts to obtain such approvals. Buyer also agrees to cooperate with Seller in obtaining any regulatory approval which Seller must obtain before the Closing. Buyer shall notify Seller promptly of any significant development with respect to any application it files under this Section. Buyer also shall provide Seller with a copy of any regulatory approval it receives under this Section, promptly after Buyer's receipt of the same.

               7.2           Change of Name, Etc.
                             -------------------

               Immediately after the Closing, Buyer will (a) change the name and logo on all documents and facilities relating to the Assets and the Liabilities to Buyer's name and logo, (b) notify all persons whose Cash Reserve Loans, Loans, or Deposits are transferred under this Agreement of the consummation of the transactions contemplated by this Agreement, and (c) provide all appropriate notices to the Federal Deposit Insurance Corporation and any other regulatory authorities required as a result of the consummation of such transactions. Seller shall cooperate with any commercially reasonable request of Buyer directed to accomplish the removal of Seller's signage by Buyer and the installation of Buyer signage by Buyer at the Branches; provided, however, that
(i) all such removals and all such installations shall be at the expense of Buyer, (ii) such removals and installations shall be performed in such a manner that does not unreasonably interfere with the normal business activities and operations of the Branches, (iii) such installed signage shall comply with the applicable Real Property Lease relating to such Branch and all applicable zoning and permitting laws and regulations, and (iv) such installed signage shall have, if necessary, received the prior approval of the owner or landlord of the facility, and such installed signage shall be covered in such a way as to make the Buyer signage unreadable at all times prior to the Closing, but such cover shall display the name and/or logo of Seller in a manner reasonably acceptable to Seller. Buyer agrees not to use any forms or other documents bearing Seller's or any Affiliates' name or logo after the Closing without the prior written consent of Seller, and, if such consent is given, Buyer agrees that all such forms or other documents to which such consent relates will be stamped or otherwise marked in such a way that identifies Buyer as the party using the form or other document. As soon as practicable and, in any event, not more than five
(5) nor less than two (2) calendar days prior to the Closing Date, Buyer will mail new checks reflecting its transit and routing number to customers of the Branches with check writing privileges. Buyer shall use its commercially reasonable best efforts to encourage these customers to begin using such checks and cease using checks bearing Seller's name.

               7.3           Owned Real Property and Leased Facilities.
                             -----------------------------------------

                             (a) Except as  expressly  set forth  herein,  Buyer
               hereby acknowledges and agrees that: (i) Buyer is expressly purchasing the Owned Real Property and is taking assignments of and assuming the Leased Facilities in its existing condition "AS IS, WHERE IS, AND WITH ALL FAULTS" with respect to any facts, circumstances, conditions and defects; (ii) Seller has no obligation to repair or correct any such facts, circumstances, conditions or defects or to compensate Buyer for same; (iii) Seller has specifically bargained for the assumption by Buyer of all responsibility to inspect and investigate the Owned Real Property and the Leased Facilities and of all risk of adverse conditions; and (iv) Buyer has or will have prior to the Closing undertaken all such physical inspections and examinations of the Owned Real Property and the Leased Facilities as Buyer deems necessary or appropriate as to the condition of the Owned Real Property and the Leased Facilities. Except as expressly set forth herein, Buyer acknowledges that Seller has made no representations or warranties and shall have no liability to Buyer (and Buyer hereby waives any right to recourse against Seller) with respect to the conditions of the soil, the existence or nonexistence of hazardous substances, any past use of the Owned Real Property, the economic feasibility of the Owned Real Property and the Leased Facilities, or the Owned Real Property's and Leased Facilities' compliance or noncompliance with all laws, rules or regulations affecting the Owned Real Property and the Leased Facilities.

                             (b) Seller  agrees to deliver to Buyer,  as soon as
               reasonably possible after the execution of this Agreement and at Buyer's expense, copies of all (i) title information in possession of Seller, including, but not limited to, title insurance policies, attorneys' opinions on title, surveys, covenants, deeds, notes and mortgages and easements relating to the Owned Real Property, and (ii) copies of reports, surveys, notices, correspondence or other information available to Seller and relating to the environmental condition of the Owned Real Property or violations of laws or regulations relating to the environment. Such delivery shall constitute no warranty by Seller as to the accuracy or completeness thereof or that Buyer is entitled to rely thereon. Notwithstanding the foregoing, Buyer may, at Buyer's option, within forty-five (45) days from the date of this Agreement, undertake such physical inspections and examinations of the Owned Real Property and the Leased Facilities (subject to any landlord's approval or consent as may be required), and the legal title thereto, including such inspections of the buildings thereon, as Buyer deems necessary or appropriate. The cost of any such inspections and examinations shall be responsibility of Buyer.

(i) If Buyer shall discover a Material Defect, as defined herein, as a result of Buyer's inspections and examinations, Buyer shall give Seller written notice as soon as possible (but in no event later than the expiration of the 45 day period) describing the facts or conditions constituting such Material Defect and the measures which Buyer reasonably believes are necessary to correct such Material Defect. "Material Defect" shall mean the existence of (x) a lien or encumbrance on the legal title to the Owned Real Property, except as previously disclosed in writing to Buyer by Seller, which materially detracts from the value of the Owned Real Property or Buyer's ability to use such Owned Real Property as a bank branch and Seller cannot clear title by providing an indemnification to the title insurance company or using reasonable efforts and expending no more than $25,000 with respect to one Owned Real Property, (y) any discharge, disposal, release or emission of any Hazardous Material in the ground or the structure of the Owned Real Property or the existence of any underground storage tank for which the Buyer has been advised in writing by its legal counsel that the tank is not in compliance with Federal, state or local laws and in which Buyer reasonably believes, based on the advice of its legal counsel and documented findings of its environmental consultant/contractor, that the amount of expense or liability which Buyer could reasonably incur or for which it could reasonably become responsible or liable following consummation of the transactions contemplated by this Agreement at any time or over any period of time could equal or exceed $25,000 in the case of each affected Owned Real Property or Leased Facility, or (z) with respect to the buildings, material deficiencies in the plumbing, electrical, HVAC, drive thru air transport system, roof, walls, or foundations as to which Buyer reasonably believes the cost of repairs or corrections would equal or exceed $25,000 in the case of each affected Owned Real Property or Leased Facility. It being understood and agreed that Buyer shall bear the risk and responsibility (in each case with respect to clauses (x), (y) and (z) above) of the first $25,000 in expense relating to the remediation of a Material Defect at each of the Owned Real Property and Leased Facilities, as applicable, and that the provisions set forth in Section 7.3(b)(ii) shall govern the risk and responsibility of any such expense in excess of such amounts with respect to each Owned Real Property and Leased Facilities.


                             (ii) If  Seller  does  not  elect  to cure any such
               Material Defect or is unable to cure such Material Defect to Buyer's reasonable satisfaction at least ten (10) days prior to the Closing, and Buyer does not elect to waive such Material Defect, or if Buyer is denied the ability to make investigations or inspections by a landlord or other party, the parties shall negotiate in good faith with a view towards arriving at a mutually acceptable resolution of the issue. The parties further intend that the effort to identify a mutually acceptable resolution shall generally be approached in the following order of priority: (i) subject to Seller's ability to do so pursuant to the terms of its Real Property Lease relating to any Leased Facilities, Buyer shall purchase the assets related to the subject Owned Real Property or Leased Facility other than the

               Owned Real Property (in which case the Purchase Price shall be adjusted accordingly) and assume the liabilities (other than the Real Property Lease) associated with the Owned Real Property or Leased Facility affected by the Material Defect, and lease (or sublet in the case of any Leased Facilities) the real estate and improvements associated therewith from Seller for a period of 12 months at their fair market rental value (or, in the case of a sublease, Seller's then current rental payments), but without any liability to Buyer for environmental matters, and on such other terms as shall be mutually agreeable to Seller and Buyer and during which time Buyer may construct or arrange for another facility in which to operate the business of the affected Owned Real Property or Leased Facility; (ii) indemnification of Buyer by Seller; provided, however, with regard to the Leased Facilities, Seller shall only indemnify and defend Buyer from any expenses arising out of a Material Defect set forth in Section 7.3(b)(i)(z), identified by Buyer during the review period set forth in Section 7.3(b) and for which timely notice has been given to Seller, existing on the Leased Facilities on the date of assignment of the Real Property Leases to Buyer which is the responsibility of Seller as lessee under such Real Property Lease, it being understood that this covenant shall be effective only during the initial term of Buyer's leasehold interest (excluding renewals, extensions, and new leases) and shall not extend to liability arising out of Buyer's acts or omissions, and provided, further, that Seller's obligation to indemnify Buyer shall not exceed $200,000 in the aggregate; (iii) adjustment of the Purchase Price; provided, however, any such Purchase Price adjustment shall not exceed $200,000 in the aggregate; or (iv) terminate this Agreement with respect to the Branch affected by such Material Defect, in which event neither party shall have any further liability to the other under this Agreement with respect to such Branch, including the Fixed Assets, Loans and Deposits of such Branch and the Purchase Price shall be adjusted accordingly.


                             (iii) With regard to the Leased  Facilities,  Buyer
               and Seller understand that conducting the inspections and affecting the cure of a Material Defect, if any, may require the action or the consent of the lessor.

                             (c) Buyer shall be entitled to update its inspections and examinations of the Owned Real Property and the Leased Facilities to a date immediately prior to the Closing Date in accordance with the provisions set forth in this Section 7.3(c). If in the course of updating any such inspection or examination Buyer discovers a Material Defect that occurred after the Buyer's review performed pursuant to Section 7.3(b), Buyer may provide written notice to Seller no later than five Business Days following Buyer's discovery thereof describing the facts or conditions constituting the Material Defect and the measures which Buyer reasonably believes are necessary to correct such Material Defect. Seller and Buyer shall discuss and agree upon what measures are necessary to remedy such defect and Seller shall respond to Buyer's notice no later than the tenth Business Day after its receipt of notice from Buyer advising Buyer whether Seller elects to cure the Material Defect. If Seller elects to cure, then Seller shall proceed with such cure and shall complete such cure within 45 days thereafter or within such additional period as shall have been agreed upon Seller and Buyer, provided that completion of the cure of such Material Defect shall be a condition to Buyer's obligation to close. If Seller elects not to cure or is not able to cure, or if Buyer and Seller are not able to agree on the steps necessary to cure a Material Defect, then the matter shall be handled as provided in Section 7.3(b)(ii) above.

                             (d) No information or the contents of any environmental audits, nor the results of any investigation of the Owned Real Property or the Leased Facilities conducted pursuant to this section, including, but not limited to, the contents of the report issued in connection therewith, shall be disclosed by Buyer or its agents, consultants or employees to any third party without Seller's prior written approval, unless and until Buyer is legally compelled to make such disclosure under applicable laws or until Buyer completes its purchase of the Owned Real Property or assumes the Real Property Lease pursuant to this Agreement. Notwithstanding the foregoing, Buyer may disclose such matters to its directors, executive officers, legal counsel and such employees who are reasonably required to receive such disclosure (such parties being referred to as "Buyer" for purposes of this section), the specific identities of whom shall be supplied to Seller prior to any permitted disclosure to such party by Buyer.

If this Agreement is terminated for any reason, Buyer shall immediately deliver and/or return to Seller any and all documents, plans and other items furnished to Buyer pursuant to this section.

               7.4           Closing of Branches.
                             -------------------

                    Prior to the Closing Date, Buyer shall not provide any notification to customers, regulatory agencies or any other party as to its intention to close any of the Branches.

VIII. SELLER'S EMPLOYEES

               8.1           Transferred Employees.
                             ---------------------

                             (a) Buyer will offer to employ all of the Employees
               effective as of the Closing Date. Buyer will communicate offers of employment in accordance with legal requirements and in a form mutually acceptable to Seller and Buyer. All such Employees shall be offered employment with Buyer in all cases (i) in a position requiring comparable skills and abilities as such Employee's position with Seller on the Closing Date, (ii) with annual base salary, or weekly or hourly rate of pay which is equal to such Employee's pay with Seller on the Closing Date, (iii) at a work location not more than 30 miles from such Employee's work location with Seller on the Closing Date, and (iv) with a work schedule that is not changed by more than 10% from such Employee's work schedule with Seller on the Closing Date (a "Comparable Job Offer"). Buyer hereby agrees to pay severance benefits to any Employee who is not offered a Comparable Job Offer and does not otherwise accept employment with Buyer in accordance with the payment terms set forth on Schedule 8.1(a). Each Employee who accepts Buyer's offer of employment and commences employment with Buyer hereunder shall be referred to as a "Transferred Employee" for purposes of this Agreement. Buyer hereby agrees to cooperate with Seller in obtaining, in connection with any acceptance of an offer of employment with
               Buyer, an executed release from such Transferred Employee providing that Seller and its Affiliates shall not be responsible for any severance claims or obligations for such Transferred Employee with respect to any severance plan, policy or practices of Seller or any of its Affiliates or predecessors. With respect to any Employee who accepts an offer of employment from Buyer who on the Closing Date is on military leave, sick leave, maternity leave, short-term disability or other leave of absence approved by Seller (but excluding any Employee absent by reason of long-term disability, for whom Seller will retain all liability), except as required by applicable law, Buyer need only employ such Employee for the period beginning after such absence if such Employee returns to employment in accordance with the terms of such Employee's leave. Any such Employee will cease employment with Seller at the end of such leave of absence.

                             (b) Seller is  responsible  for the filing of Forms
               W-2 with the Internal Revenue Service and any required filing with state tax authorities, with respect to wages and benefits paid to each Transferred Employee for periods ending on or prior to the Closing Date.

               8.2           Certain Other Obligations of Buyer.
                             ----------------------------------

                             (a) (i)  Buyer  shall  not  have any  liability  or
               obligation under any Benefit Plans or any other program or arrangement of Seller or an ERISA Affiliate thereof under which any current or former employee of Seller or any of its Affiliates has any right to any benefits;

                              (ii)  Upon  the  Closing,   the  participation  of
Transferred Employees in the Benefit Plans shall cease in accordance with the terms of such plans; and

                              (iii) With respect to the  Transferred  Employees,
               Seller shall be responsible for any welfare benefits or claims which, by reason of events which take place on or prior to the Closing Date, become payable under the terms of any Welfare Benefit Plan. With respect to Transferred Employees, Buyer shall be responsible for any welfare benefits or claims which become payable under any benefit plan offered by Buyer to such Transferred Employees by reason of events that take place after the Closing Date.

                             (b) (i) From and  after  the  Closing  Date,  Buyer
               shall provide the Transferred Employees with employee benefit plans, programs, and arrangements (including a "group health plan" within the meaning of Section 5000(b)(1) of the Code) that are no less favorable in the aggregate than the employee benefit plans, programs, and arrangements generally provided on the Closing Date to other similarly situated employees of Buyer. Subject to the terms and conditions of such arrangements, such Transferred Employees will be fully eligible to participate in Buyer's bonus and other incentive arrangements from the commencement of such Transferred Employees employment with Buyer to the same extent as Buyer's similarly situated employees;

                              (ii) Buyer will grant for purposes of vacation benefits, severance pay and all welfare benefit plans (as defined in ERISA) past service credit to all Transferred Employees for periods of time credited to such Transferred Employees under the Welfare Benefit Plans. To the extent that any Transferred Employee has satisfied in whole or in part any annual deductible under a Welfare Benefit Plan, or has paid any out-of-pocket expenses pursuant to any Welfare Benefit Plan co-insurance provision, such amount shall be counted toward the satisfaction of any applicable deductible or out-of-pocket expense maximum, respectively, under the benefit plans and programs provided to Transferred Employees by Buyer, and such plans and programs shall be applied without regard to any limitations relating to preexisting conditions or required physical examinations that would not otherwise apply under the respective Welfare Benefit Plans to the extent that such Transferred Employees are covered by the Welfare Benefit Plans on the Closing Date;

                             (iii) Buyer shall take whatever action is necessary, including amendment of its defined contribution pension plan, to grant to each Transferred Employee past service credit for all purposes (including any waiting period) under Buyer's defined contribution pension plan for all periods of service credited to each such Transferred Employee under the Seller's defined contribution pension plan. As soon as reasonably practicable after the Closing Date, Seller shall provide to Buyer such information as Buyer reasonably requires to establish the service for the Transferred Employees credited under the Seller's defined contribution pension plan;

                             (iv) As of the  Closing  Date,  Seller  will permit
               participants in Seller's defined contribution pension plan who become Transferred Employees to initiate a distribution from Seller's 401(k) plan;

                             (v) Buyer shall take whatever  action is necessary,
               including amendment of its defined benefit pension plan, to grant to each Transferred Employee past service credit for service which has been granted under Seller's defined benefit pension plan, for all purposes, other than benefit accrual, under Buyer's defined benefit pension plan; and

                             (vi) Buyer shall  provide  coverage  under  Buyer's
               severance plan, policies and practices for each Transferred Employee as of the Closing Date, and for a period of 12 months following the Closing Date any Transferred Employee entitled to any such severance shall receive from Buyer the greater of the benefits under either Buyer' severance plan, policies and practices or Seller's current severance plan, policies and practices.

               8.3           Training.
                             --------

                             Seller shall permit Buyer to train the  Transferred
Employees before Closing with regard to Buyer's operations, policies and procedures at Buyer's sole cost and expense.
This training shall take place outside of business hours and may, as mutually agreed upon by Seller and Buyer, take place at the Branches; provided, however, that any training that occurs shall be conducted in a manner not disruptive to operations of the Branches.

IX.            CLOSING AND CONDITIONS TO CLOSING

               9.1           Time and Place of Closing.
                             -------------------------

                             The date of the Closing (the "Closing Date"), which
shall be after the last regulatory approval (and the expiration of any statutory waiting periods following such approval) necessary for the Closing has been obtained, shall be on a Friday and, unless otherwise mutually agreed upon by the parties, shall be on February 9, 2001, and in no event later than March 30, 2001. The Closing shall take place at Seller's offices located at One First Union Center, Charlotte, North Carolina 28288, at 10:00 a.m. on the Closing Date, or at a time and place otherwise determined by mutual agreement of the parties.

               9.2           Exchange of Closing Documents.
                             -----------------------------

                             The parties shall exchange  drafts of all documents
to be delivered at the Closing (other than the Closing Statement) at least ten Business Days prior to the Closing Date.

               9.3           Buyer's Conditions to Closing.
                             -----------------------------

                             Buyer's  obligations  to  purchase  the  Assets and
assume the Liabilities is contingent upon and subject to the fulfillment of the following conditions:

                             (a) the parties obtaining all regulatory  approvals
               which are required in order for them to proceed with the transactions contemplated by this Agreement and the expiration of any required waiting period without the commencement of adverse proceedings by any governmental authority with jurisdiction over the transactions contemplated by this Agreement;

                             (b) the representations and warranties of Seller in
               this Agreement being true and correct as of the Closing Date (except that representations and warranties as of a specified date need be true and correct only as of such date); (provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 9.3(b), such representations and warranties shall be deemed to be true and correct if the failure or failures of such representations and warranties to be so true and correct (excluding the effect of any qualification set forth therein relating to "materiality" or "Seller Material Adverse Effect") do not constitute or give rise to, and are not reasonably likely to constitute or give rise to, individually or in the aggregate, a Seller Material Adverse Effect), and all covenants and conditions of Seller to be performed or met by Seller on or before the Closing Date having been performed or met in all material respects;

                             (c) Seller's delivery to Buyer of the following documents in form and substance reasonably satisfactory to Buyer:

                                 (i) subject to Section  7.3,  special  warranty
                        deeds conveying the Owned Real Property;

                                 (ii) bills of sale, assignments and other instruments of transfer sufficient to convey to Buyer all of Seller's right, title, and interest in and to the remaining Assets;

                                 (iii) a certificate  executed by an appropriate
                        officer of Seller attesting, to the officer's best knowledge, to Seller's compliance with the conditions set forth in Section 9.3(b); and

                                 (iv) subject to Section 6.5, appropriate estoppel certificates executed by the lessors of the Leased Facilities, to the extent Seller can obtain such certificates using its reasonable efforts and without the payment of any fees to such lessors; and

                             (d)  All  consents  of  third  parties   listed  on
               Schedule 4.3 or required pursuant to the terms of the Real Property Leases shall have been obtained; and

                             (e)  Buyer's   agreement  to  receive  the  Closing
               Statement and the Settlement Payment as provided in Section 3.2.


               9.4           Seller's Conditions to Closing.
                             ------------------------------

                             Seller's obligation to sell the Assets and transfer
the Liabilities to Buyer is contingent upon and subject to the fulfillment of the following conditions:

                             (a) the parties obtaining all regulatory  approvals
               which are required in order for them to proceed with the transactions contemplated by this Agreement and the expiration of any required waiting period without the commencement of adverse proceedings by any governmental authority with jurisdiction over the transactions contemplated by this Agreement;

                             (b) the  representations and warranties of Buyer in
               this Agreement being true and correct as of the Closing Date (except that representations and warranties as of a specified date need be true and correct only as of such date); (provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 9.4(b), such representations and warranties shall be deemed to be true and correct if the failure or failures of such representations and warranties to be so true and correct (excluding the effect of any qualification set forth therein relating to "materiality" or "Buyer Material Adverse Effect") do not constitute or give rise to, and are not reasonably likely to constitute or give rise to, individually or in the aggregate, a Buyer Material Adverse Effect), and all covenants and conditions of Buyer to be performed or met by Buyer on or before the Closing Date having been performed or met in all material respects;

                             (c) Buyer's delivery to Seller of the following documents in form and substance reasonably satisfactory to
               Seller:

                                  (i) one or more  executed  assumptions  of the
                        Real Property Leases;

                                  (ii) one or more executed instruments assuming
                        the remaining Liabilities; and

                                  (iii) a certificate executed by an appropriate
                        officer of Buyer attesting, to the officer's best knowledge, to Buyer's compliance with the conditions set forth in Section 9.4(b).

               9.5        Survival of Representations, Warranties and Covenants.
                          -----------------------------------------------------

                             Unless   provided   otherwise  in  this  Agreement,
Buyer's and Seller's representations and warranties under this Agreement or contained in any certificate or instrument delivered by either party at the Closing shall survive for a period of one year following the Closing Date. The agreements and covenants contained in this Agreement shall not survive the Closing except to the extent expressly set forth herein; provided that the agreements and covenants set forth in Section 11.12 shall survive the Closing or any termination of this Agreement.

X.             TERMINATION

               10.1       Termination by Either Party.
                          ---------------------------

                             Either  party may  terminate  this  Agreement  upon
written notice to the other if:

                             (a) as a  result  of  any  material  breach  of any
               representation, warranty or covenant of Seller (in the case of a termination by Buyer) or of Buyer (in the case of termination by Seller), the party terminating this Agreement has given the other party written notice of such breach and such breach is not cured within 30 days thereafter;

                             (b) the Closing  does not occur  within two hundred
               seventy (270) days after the date of this Agreement; provided, however, that Seller may not terminate this Agreement pursuant to this paragraph (b) to the extent that the failure of the Closing to occur within such period arises out of or results from the actions or omissions of Seller, and that Buyer may not terminate this Agreement pursuant to this paragraph (b) to the extent that the failure of the Closing to occur within such period arises out of or results from the actions or omissions of Buyer; or

                             (c) the other party so agrees in writing.

                             The termination of this Agreement under  subsection
(a) shall not absolve the breaching party from any liability to the other party arising out of its breach of this Agreement.

XI.            MISCELLANEOUS

               11.1          Continuing Cooperation.
                             ----------------------

                             (a) On and after the Closing Date, Seller agrees to
               execute, acknowledge and deliver such documents and instruments as Buyer may reasonably request to vest in Buyer the full legal and equitable title to the Assets and Liabilities.

                             (b) On and  after the  Closing  Date,  Buyer  shall
               execute, acknowledge and deliver such documents and instruments as Seller may reasonably request to relieve and discharge Seller from its obligations with respect to the Liabilities.

                             (c) Seller and Buyer shall cooperate with each other in connection with any examination conducted by any tax authority subsequent to the Closing Date by promptly providing upon request information relating to the tax liability of any business operated by Seller or Buyer with respect to the Branches and promptly informing the other of the institution of, any material developments concerning, and the outcome of, the same.

                             (d) Except as provided in Section  7.2, no interest
               in or right to use First Union National Bank's logo or the name "First Union" or any other similar word, name, symbol or device in which Seller has any interest by itself or in combination with any other word, name, symbol or device, or any similar variation of any of the foregoing (collectively, the "Retained Names and Marks") is being transferred to Buyer pursuant to the transactions contemplated hereby. Unless permitted pursuant to
               Section 7.2, Buyer shall not after the Closing Date in any way knowingly use any materials or property, whether or not in existence on the Closing Date, that bear any Retained Name or Mark. Buyer agrees that Seller shall have no responsibility for claims by third parties arising out of, or relating to, the use by the Buyer of any Retained Name or Mark after the Closing Date, and Buyer agrees to indemnify and hold harmless Seller from any and all claims (and all expenses, including reasonable attorneys' fees and disbursements incurred in connection with any such claim) that may arise out of the use thereof by Buyer.

                             (e) Buyer agrees to provide  reasonable  assistance
               and cooperation to Seller and its Affiliates in activities related to the prosecution or defense of any pending or future lawsuits, arbitrations, other proceedings or claims involving the Seller's or its Affiliates and the Branches ("Seller's Litigation"). In addition, Buyer shall facilitate, without expense to Seller, the reasonable availability to Seller of the Transferred Employees, without the need for issuance of any subpoena or similar process, to testify or assist Seller in the Seller's Litigation.

               11.2          Merger and Amendment.
                             --------------------

                             This Agreement  sets out the complete  agreement of
the parties with respect to the matters discussed in this Agreement, and it supersedes all prior agreements between the parties, whether written or oral, which apply to these matters. No provision of this Agreement may be changed or waived except as expressly stated in a document executed by both parties.

               11.3          Dispute Resolution.
                             ------------------

                             (a) Neither Seller nor Buyer shall assert any claim
               arising out of or relating to this Agreement (except with respect to claims to be handled under the Working Agreement or submitted to the Mediator under Section 3.2(c)), unless:

                                            (i)  except  for  claims  arising in
                             respect of Sections 2.4, 2.5 or 11.1(d), the aggregate amount of all claims by Buyer or Seller (as the case may be) which satisfy the preceding clause exceeds $50,000, in which case a claim may be asserted only to the extent that such threshold has been exceeded;

                                            (ii) except for claims arising under
                             Sections 2.4, 2.5, or 11.1(d), the aggregate amount of all claims by Buyer or Seller (as the case may be) shall not exceed $2,000,000; and

                                            (iii)  except  for  claims   arising
                             under Sections 2.4, 2.5 or 11.1(d), the notification required by Section 11.3(b) (if any) is given on or before the first anniversary of the Closing Date.

                             (b) The  parties  shall  attempt  in good  faith to
               resolve any dispute arising out of or relating to this Agreement promptly by negotiations, as provided in this subsection (b). Either party shall give the other party written notice of any dispute not resolved in the normal course of business. Executives of both parties at comparable levels at least one step above the personnel who have previously been involved in the dispute shall meet at a mutually acceptable time and place within ten days after delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved by these persons within 30 days of the disputing party's notice, or if the parties fail to meet within ten days, the dispute shall be referred to more senior executives of both parties who have authority to settle the dispute and who shall likewise meet to attempt to resolve the dispute. All negotiations under this subsection (b) are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence, applicable state rules of evidence, and common law. The procedures set forth above will be followed in advance of litigation of any dispute between the parties;
               nevertheless, either party may seek a preliminary injunction or other provisional judicial relief if in its judgment such an action is necessary to avoid irreparable damage or to preserve the status quo. Despite any such action, the parties will continue to participate in good faith in the procedures set forth in this subsection (b).

                             (c) Neither party shall have any liability for lost
               profits or punitive damages with respect to any claim arising out of or relating to this Agreement. The sole recourse and remedy of a party hereto for breach of this Agreement by the other party hereto shall be against such other party and its assets, and no officer, director, employee, stockholder or affiliate of any party shall be liable at law or in equity for the breach by such party of any of its obligations under this Agreement.



               11.4          Indemnification.
                             ---------------

                             After  the  Closing  Date,  and  unless   otherwise
provided in the Agreement:

                             (a) Buyer shall  indemnify and hold Seller harmless
               from and against all claims, lawsuits, costs (including reasonable counsel fees) and liabilities which arise out of or relate to transactions or operations at the Branches after the

               Closing Date, and from any loss or damage resulting from any breach by Buyer of any representation, warranty or covenant of Buyer contained in this Agreement. If any claim or lawsuit is made or commenced as to which Seller proposes to demand such indemnification, it shall notify Buyer with reasonable promptness; provided, however, that any failure by Seller to notify Buyer shall not relieve Buyer from its obligations hereunder, except to the extent that Buyer is actually prejudiced by such failure to give notice. Buyer shall have the option of defending such claim or lawsuit with counsel of its own choosing at its own cost and expense and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with Seller and any counsel designated by Seller. Buyer shall be liable for any settlement of any claim or lawsuit against Seller made with Buyer's written consent, which consent shall not be unreasonably withheld.

                             (b) Seller shall  indemnify and hold Buyer harmless
               from and against all claims, lawsuits, costs (including reasonable counsel fees) and liabilities which arise out of or relate to transactions or operations at the Branches on or before the Closing Date, and from any loss or damage resulting from any breach by Seller of any representation, warranty or covenant of Seller contained in this Agreement. If any claim or lawsuit is made or commenced as to which Buyer proposes to demand such indemnification, it shall notify Seller with reasonable promptness; provided, however, that any failure by Buyer to notify Seller shall not relieve Seller from its obligations hereunder, except to the extent the Seller is actually prejudiced by such failure to give notice. Seller shall have the option of defending such claim or lawsuit with counsel of its own choosing at its own cost and expense and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with Buyer and any counsel designated by Buyer. Seller shall be liable for any settlement of any claim or lawsuit against Buyer made with Seller's written consent, which consent shall not be unreasonably withheld.

                             (c) Any claims for  indemnification  brought  under
               this Section shall be subject to the provisions of Section 11.3.

               11.5          Counterparts.
                             ------------

                             This  Agreement  may be  executed  in any number of
counterparts, each of which will constitute an original, but all of which taken together shall constitute one and the same instrument.

               11.6          Exhibits and Schedules.
                             ----------------------

                             All  exhibits  and  schedules  referred  to in this
Agreement shall constitute a part of this Agreement.

               11.7          Assignment.
                             ----------

                             This  Agreement is not  assignable  by either party
without the written consent of the other party, which shall not be unreasonably withheld; provided, however, Buyer may assign this Agreement to First Bank, its wholly-owned subsidiary, provided that Buyer shall nonetheless remain liable and responsible for the performance of all of its obligations hereunder.

               11.8          Headings.
                             --------

                             The  headings   contained  in  this  Agreement  are
inserted for convenience only and shall not affect the meaning of this Agreement or any of its provisions.

               11.9 Notices.
                    -------

                             Any notice  under this  Agreement  shall be made in
writing and shall be deemed given when delivered in person, when delivered by first class mail postage prepaid (in which case the notice shall be deemed given on the third Business Day following the date on which the notice is postmarked), or when delivered by facsimile transmission, which transmission also shall be sent by first class mail, postage prepaid before the second Business Day following the transmission (in which case the notice shall be deemed given on the day transmitted if transmitted before or during normal business hours or, otherwise, on the next succeeding Business Day) to the parties at the respective addresses set forth below or at such other addresses as each party shall inform the other in writing.


 If to Seller to:               Janet J. Hemming
                                Senior Vice president
                                First Union National Bank
                                1525 West W.T. Harris Boulevard
                                Charlotte, North Carolina  28288-0909
                                Facsimile:  (704) 590-0997

 with a copy to:                Mark C. Treanor, Esq.
                                Executive Vice President
                                 and General Counsel
                                First Union Corporation
                                One First Union Center
                                Charlotte, North Carolina 28288-0013
                                Facsimile: (704) 374-3425

 If to Buyer to:                James H. Garner
                                First Bancorp
                                Post Office Box 508
                                Troy, North Carolina  27371-0508
                                Facsimile: (910) 576-0662


 with a copy to:                Henry H. Ralston
                                Robinson, Bradshaw & Hinson, P.A.
                                101 North Tryon Street
                                        Suite 1900
                                Charlotte, North Carolina  28246
                                 Facsimile:  (704) 373-3913

   11.10       Expenses.
               --------

                             Unless  specifically stated to the contrary in this
Agreement, each party will assume and pay for the expenses it incurs with respect to the purchase and sale of the Assets and assumption of the Liabilities under this Agreement, including any expenses relating to the regulatory application process. Each party shall be responsible for any fee payable to any agent, broker or finder acting on its behalf in this transaction.

               11.11 Communications.
                     --------------

                             During the period  from the date of this  Agreement
to the Closing Date, Buyer and Seller shall not communicate with the Employees, depositors, or customers of the Branches, except as specifically required by the relevant regulatory agencies as part of the approval process, or as specifically provided for herein:

                              (a) As soon as  practicable  following the date of
this Agreement, Seller and Buyer shall jointly communicate, at Buyer's and Seller's equal expense, with the Employees, depositors or customers of the Branches advising them of the transactions contemplated by this Agreement. Such communication shall be in form and substance mutually satisfactory to the parties hereto and to any regulatory authorities as may be required by applicable law or regulation. Any and all public announcements or press releases by either party must comply with Section 11.12 of this Agreement.

                              (b)  With  the  exception  of  the  communications
provided for in paragraph (a) above, and in Section 8.1 (to the extent necessary to convey an offer of employment) and Section 8.3 (regarding training), Buyer may not communicate with the Employees, depositors and other customers of the Branches prior to the Closing Date without the prior written consent of Seller. Any such permitted communications may not interrupt or interfere with the normal operations of the Branches, and shall be at Buyer's sole cost and expense.

                              (c) In addition to the communications provided for
in paragraph (a) above, Seller at its own cost and expense may communicate with the Employees, depositors and other customers of the Branches at such times and in such form as deemed appropriate by Seller; provided, that no such communication shall recommend any actions by any person that shall be in contravention with the terms of this Agreement or reflect adversely upon Buyer.

               11.12 Public Announcements.
                     --------------------

                             Each  party  shall  consult  with the other  before
making any announcement or other public communication with respect to the transactions contemplated by this Agreement and, prior to such announcement or other public communication, shall mutually agree upon the substance and timing thereof.

               11.13 Governing Law; Jurisdiction.
                     ---------------------------

                     This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to contracts made and to be performed entirely within the State of North Carolina.

               11.14 No Third Party Beneficiaries.
                     ----------------------------

                             The parties  intend that this  Agreement  shall not
benefit or create any right or cause of action in or on behalf of any Person other than Seller and Buyer.

               IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed by a duly authorized officer as of the date written on page one of this Agreement.



                                                FIRST BANCORP


                                                By: /s/ James H. Garner
                                                    ---------------------
                                                    James H. Garner
                                                Its: Pres. CEO


                                                FIRST UNION NATIONAL BANK


                                                By: /s/ Janet J. Hemming
                                                    --------------------
                                                    Janet J. Hemming
                                                Its: Sr. Vice President

                                                                      EXHIBIT B

                            FORM OF CLOSING STATEMENT


Amount of Liabilities                Settlement Amount
---------------------                -----------------

Principal Amount of Deposits         _______________


Accrued Interest                     _______________


(Less) Value of Assets
and Amount of Premium

Owned Real Property                  (_______________)

Fixed Assets                         (_______________)

Cash on Hand                         (_______________)

Cash Reserve Loans                   (_______________)

Loans                                (_______________)

Overdrafts                           (_______________)

Amount of Premium                    (_______________)

(Less) Plus Taxes                    (_______________)

(Less) Plus Prorated Tax and Expense
                        Items        (_______________)


                                     =======================================
Payment Amount
                                     _______________

                                                                       EXHIBIT C
                       FORM OF ADJUSTED CLOSING STATEMENT

                                                   Settlement        Adjusted
Amount of Liabilities                                Amount           Amount

Principal Amount of Deposits
                                                   ------------     ------------

Accrued Interest
                                                   ------------     ------------
(Less) Value of Assets
and Amount of Premium

Owned Real Property                                 (_________)      (________)

Fixed Assets                                        (__________)     (________)

Cash on Hand                                        (__________)     (________)

Cash Reserve Loans                                  (__________)     (________)

Loans                                               (          )     (        )

Overdrafts                                          (__________)     (________)

Amount of Premium                                   (__________)     (________)

(Less) Plus Taxes                                   (__________)     (________)


(Less) Plus Prorated Tax and Expense
                        Items                       (__________)     (________)


                               Adjustment Payment


Settlement Payment Amount
                                         ----------------    ----------------

Increase (Decrease) from
Settlement Payment Amount
                                         ----------------    ----------------

Payment of Training Expenses
                                         ----------------    ----------------

Total Increase (Decrease)
and Reimbursement
                                         ----------------   -----------------

Interest
                                         ----------------    ----------------

Amount Due from Seller
(Buyer)
                                         ----------------    ----------------

(Total Adjustment Payment)
                                         ----------------    ----------------